Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	9/29/23	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
California Municipal Bond Fund	349.8		750
California Municipal Income Trust	110.1		525
Core Bond Portfolio	579.4		900
Emerging Markets Local Income Portfolio	1,096.7		1250
Enhanced Equity Income Fund	638.5		900
Enhanced Equity Income Fund II	933.4		1000
Floating-Rate Opportunities Fund	49.9		350
Floating Rate Portfolio	5,890.4		2500
Floating-Rate Income Trust	574.1		900
Global Macro Absolute Return Advantage Portfolio	2,450.7		1700
Global Macro Capital Opportunities Portfolio	363.7		750
Global Macro Portfolio	1,802.0		1500
Global Opportunities Portfolio	2,858.8		1900
Greater India Portfolio	213.5		600
High Income Opportunities Portfolio	1,115.8		1250
International Income Portfolio	38.1		350
Limited Duration Income Fund	1,735.7		1500
Municipal Bond Fund	1,179.6		1250
Municipal Income 2028 Term Trust	245.7		600
Municipal Income Trust	599.8		900
National Municipal Opportunities Trust	318.0		750
New York Municipal Bond Fund	281.8		750
Risk-Managed Diversified Equity Income Fund	553.8		900

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	9/29/23	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Senior Debt Portfolio	7,454.4		2500
Senior Floating-Rate Trust	565.0		900
Senior Income Trust	164.3		600
Short Duration Diversified Income Fund	209.7		600
Stock Portfolio	559.1		900
Short Duration Inflation-Protected Income Portfolio	482.4		750
Tax-Advantaged Dividend Income Fund	2,143.7		1700
Tax-Advantaged Global Dividend Income Fund	1,702.8		1500
Tax-Advantaged Global Dividend Opportunities Fund	488.0		750
Tax-Managed Buy-Write Income Fund	401.1		750
Tax-Managed Buy-Write Opportunities Fund	1,468.6		1250
Tax-Managed Diversified Equity Income Fund	1,872.1		1500
Tax-Managed Global Buy-Write Opportunities Fund	935.9		1000
Tax-Managed Global Diversified Equity Income Fund	2,511.7		1900
Tax-Managed Growth Portfolio	4,620.1		2500
Tax-Managed International Equity Portfolio	65.1		400
Tax-Managed Multi-Cap Growth Portfolio	209.9		600
Tax-Managed Small-Cap Portfolio	173.2		600
Tax-Managed Value Portfolio	856.0		1000
Emerging Markets Debt Opportunities Fund	1,518.2
Eaton Vance Series Fund, Inc.		1,518.2	1500
Atlanta Capital Focused Growth Fund	1,041.9
Atlanta Capital Select Equity Fund	712.2
Atlanta Capital SMID-Cap Fund	10,931.7
Focused Growth Opportunities Fund	153.8
Focused Value Opportunities Fund	264.7
Greater China Growth Fund	44.7

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	9/29/23	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
International Small-Cap Fund	54.8
Richard Bernstein All Asset Strategy Fund	478.5
Richard Bernstein Equity Strategy Fund	679.7
Worldwide Health Sciences Fund	960.9
Eaton Vance Growth Trust Series Totals		15,322.9	2500
Income Fund of Boston	4,908.5
Parametric Tax-Managed Emerging Markets Fund	483.3
Eaton Vance Series Trust II Totals		5,391.8	2500
Arizona Municipal Income Fund	71.9
California Municipal Opportunities Fund	707.8
Connecticut Municipal Income Fund	103.6
Georgia Municipal Income Fund	111.6
Maryland Municipal Income Fund	73.5
Massachusetts Municipal Income Fund	147.4
Minnesota Municipal Income Fund	223.6
Missouri Municipal Income Fund	84.5
Municipal Opportunities Fund	537.6
National Municipal Income Fund	3,675.1
New Jersey Municipal Income Fund	145.2
New York Municipal Income Fund	344.6
North Carolina Municipal Income Fund	181.3
Ohio Municipal Income Fund	189.8
Oregon Municipal Income Fund	147.4
Pennsylvania Municipal Income Fund	149.9
South Carolina Municipal Income Fund	164.6
Virginia Municipal Income Fund	57.1
Eaton Vance Municipals Trust Series Totals		7,116.5	2500

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	9/29/23	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
National Ultra-Short Municipal Income Fund	397.7
Short Duration Municipal Opportunities Fund	750.4
National Limited Maturity Municipal Income Fund	486.5
New York Municipal Opportunities Fund	62.9
Eaton Vance Investment Trust Series Totals		1,697.5	1500
High Yield Municipal Income Fund	1,236.7
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund	74.0
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund	680.7
Parametric TABS Intermediate-Term Municipal Bond Fund	426.3
Parametric TABS Short-Term Municipal Bond Fund	194.7
Eaton Vance Municipals Trust II Series Totals		2,612.4	1900
AMT-Free Municipal Income Fund	220.0
Total Return Bond Fund	1,078.0
Global Income Builder Fund	223.1
Government Opportunities Fund	426.0
Short Duration High Income Fund	77.4
Multi-Asset Credit Fund	458.1
Parametric Commodity Strategy Fund	1,405.8
Parametric Dividend Income Fund	85.0
Parametric Emerging Markets Fund	188.2
Parametric International Equity Fund	425.5
Parametric Volatility Risk Premium - Defensive Fund	772.2
Short Duration Government Income Fund	3,237.1
Tax-Managed Global Dividend Income Fund	557.5
Eaton Vance Mutual Funds Trust Series Totals		9,153.9	2500

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	9/29/23	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Dividend Builder Fund	808.1
Growth Fund	320.4
Large-Cap Value Fund	1,440.6
Small-Cap Fund	132.1
Eaton Vance Special Investment Trust Series Totals		2,701.2	1900
VT Floating-Rate Income Fund	573.7
Eaton Vance Variable Trust Series Totals		573.7	900

TOTALS	96,950.50		63,175